Exhibit 99.1

Delphi Reports Second Quarter 2016 Financial Results

GILLINGHAM, England - Delphi Automotive PLC (NYSE: DLPH), a leading global technology company serving the automotive sector, today reported second quarter 2016 U.S. GAAP earnings from continuing operations of $0.94 per diluted share. Excluding special items, second quarter earnings from continuing operations totaled $1.59 per diluted share.

Second Quarter Highlights Include:

•	Revenue of $4,206 million, up 7% adjusted for currency exchange, commodity movements, acquisitions and divestitures

•	U.S. GAAP net income from continuing operations of $258 million, diluted earnings per share from continuing operations of $0.94

◦	Excluding special items, earnings from continuing operations of $1.59 per diluted share, up 19%

•	Adjusted Operating Income of $577 million, up 10%

◦	U.S. GAAP Operating Income margin of 9.3%. Adjusted Operating Income margin of 13.7%, up 10 basis points

•	Generated $575 million of cash from continuing operations

•	Share repurchases and dividends of $144 million

Year-to-Date Highlights Include:

•	Revenue of $8,257 million, up 7% adjusted for currency exchange, commodity movements, acquisitions and divestitures

•	U.S. GAAP net income from continuing operations of $578 million, diluted earnings per share from continuing operations of $2.10

◦	Excluding special items, earnings from continuing operations of $2.95 per diluted share, up 16%

•	Adjusted Operating Income of $1,086 million, up 9%

◦	U.S. GAAP Operating Income margin of 10.1%. Adjusted Operating Income margin of 13.2%, up 20 basis points

•	Generated $843 million of cash from continuing operations

•	Share repurchases and dividends of $594 million

“Delphi delivered solid second quarter financial results, with accelerated revenue and earnings growth," said Kevin Clark, president and chief executive officer. "We continue to leverage our business model and remain disciplined in our allocation of capital, investing in both organic and inorganic growth."

Second Quarter 2016 Results
The Company reported second quarter 2016 revenue of $4.2 billion, an increase of 9% from the prior year period, reflecting the acquisition of HellermannTyton Group PLC ("HellermannTyton") and continued volume growth in North America, Europe and Asia Pacific. Adjusted for currency exchange, commodity movements, the acquisition of HellermannTyton and the divestiture of the Company's Reception Systems business, revenue increased by 7% in the second quarter. This reflects growth of 7% in North America, 10% in Europe and 5% in Asia, partially offset by a decline of 19% in South America.
The Company reported second quarter 2016 U.S. GAAP net income from continuing operations of $258 million and earnings from continuing operations of $0.94 per diluted share, compared to $350 million and $1.21 per diluted share in the prior year period. The second quarter 2016 results include pre-tax restructuring charges of $154 million and related asset impairments of $22 million, principally related to programs focused on the continued rotation of our manufacturing footprint to low cost locations in Europe. Second quarter Adjusted Net Income, a non-GAAP financial measure defined below, totaled $435 million, or $1.59 per diluted share, which includes the favorable impact of a reduced share count, offset by a higher tax rate compared to the prior year period. Adjusted Net Income in the prior year period was $386 million, or $1.34 per diluted share.
Second quarter Adjusted Operating Income, a non-GAAP financial measure defined below, was $577 million, compared to $526 million in the prior year period. Adjusted Operating Income margin increased 10 basis points in the second quarter of 2016 to 13.7%, compared with 13.6% in the prior year period, resulting from the continued above-market growth of our businesses in Europe, North America and Asia Pacific, increased earnings from the acquisition of HellermannTyton in December of 2015 and the impact of successful cost reduction initiatives, including our continuing rotation to low cost manufacturing locations in Europe. Depreciation and amortization expense (including asset impairment charges) totaled $190 million in the second quarter, an increase from $135 million in the prior year period, primarily attributable to the acquisition of HellermannTyton in December of 2015.
Interest expense for the second quarter totaled $41 million, an increase from $30 million in the prior year period, which reflects the issuance of $1.3 billion in senior unsecured notes in the fourth quarter of 2015 to finance the acquisition of HellermannTyton.
Tax expense in the second quarter of 2016 was $84 million, resulting in an effective tax rate of approximately 24%, compared to $80 million, or an effective rate of 18%, in the prior year period. The increase is primarily attributable to the geographic mix of pretax earnings, and includes the impacts related to certain of the restructuring charges described above for which no tax benefit was recognized.
The Company generated net cash flow from continuing operating activities of $575 million in the three months ended June 30, 2016, compared to $514 million in the prior year period.

Year-to-Date 2016 Results
For the six months ended June 30, 2016, the Company reported revenue of $8.3 billion, an increase of 8% from the prior year period, reflecting the acquisition of HellermannTyton and continued volume growth in North

America, Europe and Asia Pacific. Adjusted for currency exchange, commodity movements, the acquisition of HellermannTyton and the divestiture of the Company's Reception Systems business, revenue increased by 7% during the period. This reflects growth of 6% in North America, 10% in Europe and 7% in Asia, partially offset by a decline of 21% in South America.
For the 2016 year-to-date period the Company reported U.S. GAAP net income from continuing operations of $578 million and earnings from continuing operations of $2.10 per diluted share, compared to $638 million and $2.20 per diluted share in the prior year period. Year-to-date Adjusted Net Income totaled $812 million, or $2.95 per diluted share, which includes the favorable impact of a reduced share count, offset by a higher tax rate compared to the prior year period. Adjusted Net Income in the prior year period was $739 million, or $2.55 per diluted share.
The Company reported Adjusted Operating Income of $1,086 million for the six months ended June 30, 2016, compared to $998 million in the prior year period. Adjusted Operating Income margin was 13.2% for the six months ended June 30, 2016, an improvement of 20 basis points, compared with 13.0% in the prior year period, resulting from the continued above-market growth of our businesses in Europe, Asia Pacific and North America, increased earnings from the acquisition of HellermannTyton and the impact of successful cost reduction initiatives, including our continuing rotation to low cost manufacturing locations in Europe. Depreciation and amortization expense totaled $352 million, an increase from $263 million in the prior year period, primarily attributable to the acquisition of HellermannTyton.
Interest expense for the six months ended June 30, 2016 totaled $82 million, an increase from $62 million in the prior year period, which reflects the issuance of $1.3 billion in senior unsecured notes in the fourth quarter of 2015 to finance the acquisition of HellermannTyton.
Tax expense for the six months ended June 30, 2016 was $159 million, resulting in an effective tax rate of approximately 21%, compared to $141 million, or an effective rate of 17%, in the prior year period. The increase is primarily attributable to the geographic mix of pretax earnings, and includes the impacts related to certain of the restructuring charges described above for which no tax benefit was recognized.
The Company generated net cash flow from continuing operating activities of $843 million in the six months ended June 30, 2016, compared to $635 million in the prior year period. As of June 30, 2016, the Company had cash and cash equivalents of $0.4 billion and total debt of $4.1 billion.
Reconciliations of Adjusted Net Income, Adjusted Net Income per Share, Adjusted Operating Income and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States ("GAAP") are provided in the attached supplemental schedules.

Share Repurchase Program
During the second quarter of 2016, Delphi repurchased 0.89 million shares for approximately $65 million under its existing authorized share repurchase programs, leaving approximately $1.57 billion available for future share repurchases. Year-to-date, the Company has repurchased 6.49 million shares for approximately $435 million. All repurchased shares were retired, and are reflected as a reduction of ordinary share capital for the par value of the shares, with the excess applied as reductions to additional paid-in-capital and retained earnings.

Q3 and Full Year 2016 Outlook
The Company's third quarter and full year 2016 financial guidance is as follows:

(in millions, except per share amounts)	Q3 2016	Full Year 2016
Revenue	$3,925 - $4,000	$16,250 - $16,450
Adjusted operating income	$505 - $525	$2,150 - $2,200
Adjusted operating income margin	12.9% - 13.1%	13.2% - 13.4%
Adjusted earnings per share	$1.38 - $1.44	$5.95 - $6.05
Cash flow from operations		$1,900
Capital expenditures		$750 - $800
Adjusted effective tax rate	17%	17%

Conference Call and Webcast
The Company will host a conference call to discuss these results at 9:00 a.m. (ET) today, which is accessible by dialing 888.486.0553 (US domestic) or 706.634.4982 (international) or through a webcast at http://investor.delphi.com/. The conference ID number is 42279016. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company's website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Delphi's financial results which are not presented in accordance with GAAP. Specifically, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, income (loss) from discontinued operations, net of tax, restructuring, other acquisition and portfolio project costs, asset impairments and gains (losses) on business divestitures. Other acquisition and portfolio project costs includes costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of Net sales.
Adjusted Net Income represents net income attributable to Delphi before discontinued operations, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Cash Flow Before Financing represents cash provided by (used in) operating activities from continuing operations plus cash provided by (used in) investing activities from continuing operations, adjusted for the purchase price of business acquisitions (including the settlement of foreign currency derivatives related to the 2015 acquisition of HellermannTyton) and net proceeds from the divestiture of discontinued operations.
Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company's financial position and results of operations. In particular, management believes Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Delphi
Delphi Automotive PLC (NYSE: DLPH) is a high-technology company that integrates safer, greener and more connected solutions for the automotive sector. Headquartered in Gillingham, U.K., Delphi operates technical centers, manufacturing sites and customer support services in 44 countries. Visit delphi.com.

Forward-Looking Statements
This press release, as well as other statements made by Delphi Automotive PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company's current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company's operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company's strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.
# # #

DELPHI AUTOMOTIVE PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in millions, except per share amounts)
Net sales	$4,206	$3,858	$8,257	$7,655
Operating expenses:
Cost of sales	3,348	3,076	6,613	6,132
Selling, general and administrative	279	261	556	516
Amortization	34	23	67	47
Restructuring	154	17	189	33
Total operating expenses	3,815	3,377	7,425	6,728
Operating income	391	481	832	927
Interest expense	(41)	(30)	(82)	(62)
Other (expense) income, net	(2)	(2)	2	(56)
Income from continuing operations before income taxes and equity income	348	449	752	809
Income tax expense	(84)	(80)	(159)	(141)
Income from continuing operations before equity income	264	369	593	668
Equity income, net of tax	7	—	13	5
Income from continuing operations	271	369	606	673
Income from discontinued operations, net of tax	—	298	108	223
Net income	271	667	714	896
Net income attributable to noncontrolling interest	13	22	31	42
Net income attributable to Delphi	$258	$645	$683	$854

Amounts attributable to Delphi:
Income from continuing operations	$258	$350	$578	$638
Income from discontinued operations	—	295	105	216
Net income	$258	$645	$683	$854

Diluted net income per share:
Continuing operations	$0.94	$1.21	$2.10	$2.20
Discontinued operations	—	1.02	0.38	0.74
Diluted net income per share attributable to Delphi	$0.94	$2.23	$2.48	$2.94
Weighted average number of diluted shares outstanding	273.37	288.85	275.20	290.32

Cash dividends declared per share	$0.29	$0.25	$0.58	$0.50

DELPHI AUTOMOTIVE PLC
CONSOLIDATED BALANCE SHEETS

	June 30, 2016	December 31, 2015
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$437	$535
Restricted cash	1	1
Accounts receivable, net	2,900	2,750
Inventories	1,318	1,181
Other current assets	395	431
Current assets held for sale	—	223
Total current assets	5,051	5,121
Long-term assets:
Property, net	3,430	3,377
Investments in affiliates	96	94
Intangible assets, net	1,345	1,383
Goodwill	1,571	1,539
Other long-term assets	464	459
Total long-term assets	6,906	6,852
Total assets	$11,957	$11,973
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$97	$52
Accounts payable	2,527	2,541
Accrued liabilities	1,275	1,204
Current liabilities held for sale	—	130
Total current liabilities	3,899	3,927
Long-term liabilities:
Long-term debt	3,969	3,956
Pension benefit obligations	807	854
Other long-term liabilities	512	503
Total long-term liabilities	5,288	5,313
Total liabilities	9,187	9,240
Commitments and contingencies
Total Delphi shareholders' equity	2,381	2,250
Noncontrolling interest	389	483
Total shareholders’ equity	2,770	2,733
Total liabilities and shareholders’ equity	$11,957	$11,973

DELPHI AUTOMOTIVE PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended June 30,
	2016	2015
	(in millions)
Cash flows from operating activities:
Net income	$714	$896
Income from discontinued operations, net of tax	108	223
Income from continuing operations	606	673
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	352	263
Restructuring expense, net of cash paid	93	(32)
Deferred income taxes	9	—
Income from equity method investments, net of dividends received	(9)	2
Loss on extinguishment of debt	—	52
Other, net	63	99
Changes in operating assets and liabilities:
Accounts receivable, net	(141)	(303)
Inventories	(136)	(141)
Accounts payable	75	182
Other, net	(30)	(123)
Pension contributions	(39)	(37)
Net cash provided by operating activities from continuing operations	843	635
Net cash provided by operating activities from discontinued operations	—	34
Net cash provided by operating activities	843	669
Cash flows from investing activities:
Capital expenditures	(412)	(360)
Proceeds from sale of property / investments	8	3
Net proceeds from divestiture of discontinued operations	52	660
Payments associated with business disposals	—	(7)
Cost of business acquisitions, net of cash acquired	(15)	—
Cost of technology investments	(3)	(23)
Settlement of derivatives	(16)	—
Net cash (used in) provided by investing activities from continuing operations	(386)	273
Net cash used in investing activities from discontinued operations	(4)	(65)
Net cash (used in) provided by investing activities	(390)	208
Cash flows from financing activities:
Increase in short and long-term debt, net	51	214
Dividend payments of consolidated affiliates to minority shareholders	(12)	(13)
Repurchase of ordinary shares	(435)	(542)
Distribution of cash dividends	(159)	(145)
Taxes withheld and paid on employees' restricted share awards	(40)	(58)
Net cash used in financing activities	(595)	(544)
Effect of exchange rate fluctuations on cash and cash equivalents	—	(2)
(Decrease) increase in cash and cash equivalents	(142)	331
Cash and cash equivalents at beginning of period	579	904
Cash and cash equivalents at end of period	$437	$1,235
Cash and cash equivalents of discontinued operations	$—	$64
Cash and cash equivalents of continuing operations	$437	$1,171

DELPHI AUTOMOTIVE PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	%	2016	2015	%
	(in millions)			(in millions)
Net Sales
Electrical/Electronic Architecture	$2,352	$2,044	15%	$4,629	$4,122	12%
Powertrain Systems	1,118	1,143	(2)%	2,212	2,224	(1)%
Electronics and Safety	777	713	9%	1,497	1,395	7%
Eliminations and Other (a)	(41)	(42)		(81)	(86)
Net Sales	$4,206	$3,858		$8,257	$7,655

Adjusted Operating Income
Electrical/Electronic Architecture	$343	$292	17%	$648	$556	17%
Powertrain Systems	138	146	(5)%	268	275	(3)%
Electronics and Safety	96	88	9%	170	167	2%
Eliminations and Other (a)	—	—		—	—
Adjusted Operating Income	$577	$526		$1,086	$998

(a) Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to Delphi for the three and six months ended June 30, 2016 and 2015:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in millions, except per share data)
Weighted average ordinary shares outstanding, basic	272.92	287.77	274.77	289.33
Dilutive shares related to RSUs	0.45	1.08	0.43	0.99
Weighted average ordinary shares outstanding, including dilutive shares	273.37	288.85	275.20	290.32
Basic net income per share:
Continuing operations	$0.95	$1.22	$2.10	$2.21
Discontinued operations	—	1.02	0.38	0.74
Basic net income per share attributable to Delphi	$0.95	$2.24	$2.48	$2.95
Diluted net income per share:
Continuing operations	$0.94	$1.21	$2.10	$2.20
Discontinued operations	—	1.02	0.38	0.74
Diluted net income per share attributable to Delphi	$0.94	$2.23	$2.48	$2.94

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including "Adjusted Operating Income," "Adjusted Net Income," "Adjusted Net Income per Share" and "Cash Flow Before Financing." Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company's performance which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, income (loss) from discontinued operations, net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2016 guidance was determined using a consistent manner and methodology.

Consolidated Adjusted Operating Income
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in millions)
Net income attributable to Delphi	$258	$645	$683	$854
Interest expense	41	30	82	62
Other expense (income), net	2	2	(2)	56
Income tax expense	84	80	159	141
Equity income, net of tax	(7)	—	(13)	(5)
Income from discontinued operations, net of tax	—	(298)	(108)	(223)
Net income attributable to noncontrolling interest	13	22	31	42
Operating income	391	481	832	927
Restructuring	154	17	189	33
Other acquisition and portfolio project costs	10	10	43	18
Asset impairments	22	4	22	6
(Gain) loss on business divestitures, net	—	14	—	14
Adjusted operating income	$577	$526	$1,086	$998

Segment Adjusted Operating Income
(in millions)
Three Months Ended June 30, 2016	Electrical/Electronic Architecture	Powertrain Systems	Electronics and Safety	Eliminations and Other	Total
Operating income (loss)	$321	$(12)	$82	$—	$391
Restructuring	17	126	11	—	154
Other acquisition and portfolio project costs	5	2	3	—	10
Asset impairments	—	22	—	—	22
Adjusted operating income	$343	$138	$96	$—	$577

Depreciation and amortization (a)	$100	$67	$23	$—	$190

Three Months Ended June 30, 2015	Electrical/Electronic Architecture	Powertrain Systems	Electronics and Safety	Eliminations and Other	Total
Operating income	$267	$135	$79	$—	$481
Restructuring	5	8	4	—	17
Other acquisition and portfolio project costs	5	3	2	—	10
Asset impairments	1	—	3	—	4
(Gain) loss on business divestitures, net	14	—	—	—	14
Adjusted operating income	$292	$146	$88	$—	$526

Depreciation and amortization (a)	$69	$45	$21	$—	$135

Six Months Ended June 30, 2016	Electrical/Electronic Architecture	Powertrain Systems	Electronics and Safety	Eliminations and Other	Total
Operating income	$581	$105	$146	$—	$832
Restructuring	35	135	19	—	189
Other acquisition and portfolio project costs	32	6	5	—	43
Asset impairments	—	22	—	—	22
Adjusted operating income	$648	$268	$170	$—	$1,086

Depreciation and amortization (a)	$195	$111	$46	$—	$352

Six Months Ended June 30, 2015	Electrical/Electronic Architecture	Powertrain Systems	Electronics and Safety	Eliminations and Other	Total
Operating income	$520	$256	$151	$—	$927
Restructuring	9	14	10	—	33
Other acquisition and portfolio project costs	10	5	3	—	18
Asset impairments	3	—	3	—	6
(Gain) loss on business divestitures, net	14	—	—	—	14
Adjusted operating income	$556	$275	$167	$—	$998

Depreciation and amortization (a)	$135	$89	$39	$—	$263

(a) Includes asset impairments.

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(Unaudited)

Adjusted Net Income and Adjusted Net Income Per Share: Management believes Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are useful in evaluating the ongoing operating performance of the Company. Adjusted Net Income is defined as net income attributable to Delphi before discontinued operations, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2016 guidance was determined using a consistent manner and methodology.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in millions, except per share amounts)
Net income attributable to Delphi	$258	$645	$683	$854
Income from discontinued operations attributable to Delphi, net of tax	—	(295)	(105)	(216)
Income from continuing operations attributable to Delphi	258	350	578	638
Adjusting items:
Restructuring	154	17	189	33
Other acquisition and portfolio project costs	10	10	43	18
Asset impairments	22	4	22	6
(Gain) loss on business divestitures, net	—	14	—	14
Debt extinguishment costs	—	—	—	52
Transaction and related costs associated with acquisitions	—	1	—	1
Tax impact of adjusting items (a)	(9)	(10)	(20)	(23)
Adjusted net income attributable to Delphi	$435	$386	$812	$739

Weighted average number of diluted shares outstanding	273.37	288.85	275.20	290.32
Diluted net income per share from continuing operations attributable to Delphi	$0.94	$1.21	$2.10	$2.20
Adjusted net income per share	$1.59	$1.34	$2.95	$2.55

(a)
Represents the income tax impacts of the adjustments made for restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company's liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions. Cash Flow Before Financing is defined as cash provided by (used in) operating activities from continuing operations plus cash provided by (used in) investing activities from continuing operations, adjusted for the purchase price of business acquisitions (including the settlement of foreign currency derivatives related to the 2015 acquisition of HellermannTyton) and net proceeds from the divestiture of discontinued operations. Not all companies use identical calculations of cash flow before financing therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2016 guidance was determined using a consistent manner and methodology.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in millions)
Cash flows from operating activities:
Income from continuing operations	$271	$369	$606	$673
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	190	135	352	263
Restructuring expense, net of cash paid	88	(8)	93	(32)
Working capital	1	(22)	(202)	(262)
Pension contributions	(20)	(18)	(39)	(37)
Other, net	45	58	33	30
Net cash provided by operating activities from continuing operations	575	514	843	635

Cash flows from investing activities:
Capital expenditures	(172)	(147)	(412)	(360)
Net proceeds from divestiture of discontinued operations	—	660	52	660
Cost of business acquisitions, net of cash acquired	—	—	(15)	—
Cost of technology investments	—	(23)	(3)	(23)
Settlement of derivatives	(1)	—	(16)	—
Other, net	7	(4)	8	(4)
Net cash (used in) provided by investing activities from continuing operations	(166)	486	(386)	273

Adjusting items:
Adjustment for net proceeds from divestiture of discontinued operations	—	(660)	(52)	(660)
Adjustment for the cost of business acquisitions, net of cash acquired	—	—	15	—
Adjustment for settlement of derivatives related to business acquisition	—		15	—
Cash flow before financing	$409	$340	$435	$248

Investor Contact:
Elena Rosman
248.813.5091
elena.rosman@delphi.com

Media Contact:
Kristen Kinley
248.535.3930
kristen.kinley@delphi.com